                                                                   EXHIBIT 23(B)

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in the Registration Statement No. 33-59924 of Heritage Financial Services, Inc. on Form S-8 of our report dated January 19, 1995, appearing in this Annual Report on Form 10-K of Heritage Financial Services, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 6, 1996